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                                 EXHIBIT 10.3

                        STANCORP FINANCIAL GROUP, INC.
                       1999 EMPLOYEE SHARE PURCHASE PLAN

     1. Purpose of the Plan. StanCorp Financial Group, Inc. (the "Company") believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the 1999 Employee Share Purchase Plan (the "Plan) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

     2. Shares Reserved for the Plan. There are 1,000,000 shares of the Company's authorized Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms or electronic or telephonic procedures for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

     4. Eligible Employees. Except as indicated below all regular employees of the Company and of each of the Company's subsidiary corporations which is designated by the Board of Directors as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary) are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") to own stock (including stock subject to any outstanding options held by the employee) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "regular employee" is a person who has been in the employ of the Company or a Participating Subsidiary for at least one calendar month and whose employment relationship has not terminated (as determined under Section 1.421-7(h)(2) of U.S. Treasury Regulations or a successor regulations), excluding, however, any employee whose customary employment is less than 20 hours per week.

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     5.   Offerings.

          (a) Offering Periods. The Plan shall be implemented by a series of offering periods of approximately six months' duration or such other duration as the Board of Directors shall determine ("Offering Periods"), commencing on January 1 of each year and July 1 of each year. An Offering Period commencing on or about January 1 shall end on or about the next June 30. An Offering Period commencing on or about July 1 shall end on or about the next December 31. During 1999 there shall be two Offering Periods as follows: the initial Offering Period shall commence on a date selected by the Board of Directors that is not earlier than 15 days after the effective date of the Company's initial public offering and shall end on the date that is 180 days after the effective date of the Company's initial public offering, and the second Offering Period shall commence on the first day following the end of the initial Offering Period and shall end on December 31, 1999. Notwithstanding the foregoing, the Board of Directors may establish a different duration for one or more future Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

               The first day of each Offering Period is an "Offering Date" and the last day of each Offering Period is a "Purchase Date" for the Offering Period. If an Offering Date or a Purchase Date falls on a day on which the public equity securities markets in the United States are not open for trading, the Company shall, by announcement at least ten days before the date on which the Offering Date or Purchase Date would otherwise fall, specify the trading day that will be deemed that Offering Date or Purchase Date, as the case may be.

          (b) Offerings. As of each Offering Date, the Board of Directors may make an option grant under the Plan to all, but not fewer than all, eligible employees. Options granted pursuant to the Plan shall give each eligible employee a right under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that no such right shall, for each calendar year in which such right is outstanding, (a) permit the purchase of more than 5,000 shares, or
(b) allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the Offering Date).

     6.   Participation in the Plan.

          (a) Initiating Participation. An eligible employee may participate in an Offering Period under the Plan by filing with the Custodian no later than ten days prior to the Offering Date, on forms furnished by the Custodian or pursuant to electronic or telephonic procedures established by the Custodian, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offering Periods unless amended or terminated. The payroll deduction authorization will take effect on the Offering Date and will authorize the employing entity to make payroll deductions in the specified amount from each paycheck of the participating

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employee. Payroll deductions for any Offering Period may not exceed 10% of the gross amount of total cash compensation in the aggregate payable to the employee for such Offering Period. Total cash compensation does not include amounts paid under disability plans. If a payroll deduction is made by a Participating Subsidiary, that entity will promptly remit the amount of the deduction to the Company.

               (b) Amending or Terminating Participation. A participating employee may amend his or her payroll deduction authorization once during any Offering Period, to reduce the amount of future payroll deductions, with effect during the remaining part of the Offering Period. Other amendments to the payroll deduction authorization will not become effective until the next following Offering Period. A permitted change in payroll deductions shall be effective for any pay period only if notice is received by the Custodian at least ten business days before the payday on which the change will become effective. After an employee has begun participating in the Plan, he or she may terminate participation in the Plan by notice received by the Custodian at any time up to the tenth day before a Purchase Date. Any notices required under this paragraph 6(b) shall be in writing, unless electronic or telephonic procedures are then in effect in which case the notices shall be in the form required under those procedures. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. Determination of when the employment relationship terminates for this purpose shall be made under Section 1.421-7 of U.S. Treasury Regulations or successor regulations. A participant may not reinstate participation in the Plan with respect to a particular Offering Period after once terminating participation in the Plan with respect to that Offering Period. Upon termination of a participant's participation in the Plan, all amounts deducted from the partcipant's pay and not previously used to purchase shares under the Plan shall be returned to the participant, without interest.

     7. Option Price. The price at which shares shall be purchased in a Offering Period shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the applicable Offering Period or
(b) 85% of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price of a share of Common Stock as shown on the New York Stock Exchange Composite Transactions Listing for such date, as published in The Wall Street Journal. In the event that the Common Stock is not listed on the New York Stock Exchange or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, the Board of Directors shall substitute a comparable source of closing price information.

     8. Newly Eligible Employees. A person who becomes an eligible employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided he or she is still an eligible employee as of the Offering Date of such subsequent Offering Period.

     9. Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts unless the Board of Directors

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determines otherwise. On each Purchase Date of an Offering Period, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Offering Period.

     10. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold shares purchased pursuant to the Plan in book entry form and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of some or all of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of some or all of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of some or all of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, a participant may elect to have the shares held by the Custodian for his or her account transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

     11. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date the Custodian will furnish to each participant a statement showing the activity in the participant's account for the period covered by the statement and the cash and share balances in the account as of the Purchase Date. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

     12. Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

     13. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any cash or shares held for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

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     14.  Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

     15. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

     16. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state, local, national or other governmental tax withholding determined by the Company to be required in any country having taxing jurisdiction. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

     17. Responsibility and Indemnity. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

     18. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to and conditioned upon compliance with all applicable state, federal and foreign laws and regulations, compliance with the rules of any stock exchange or market on which the Company's securities may be listed, and approval of such federal, state and foreign authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

     19. Amendment of the Plan. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

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     20.  Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

     21. Effective Date of the Plan. The Plan shall become effective on the effective date of the Company's initial public offering, subject to prior or subsequent approval by the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of the Company represented and voting on the approval of the Plan at a validly held meeting of the shareholders.


Date approved by Board of Directors: May 16, 1999
Date approved by Shareholders: May 17, 1999

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